CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #907 and Amendment #908 to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated August 28, 2026 on the financial statements and financial highlights of Pabrai Wagons ETF, a series of Professionally Managed Portfolios, appearing in Form N-CSR for the year ended June 30, 2026, which are also incorporated by reference into the Registration Statement.

                        /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 28, 2026